UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  July 21, 2005

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

As was disclosed by Nexans (NEXS.PA) by press release on July 21, 2005, Nexans and Superior Essex Inc. (“Superior Essex”) have reached substantive agreement on the terms of the previously announced creation of a joint venture that will result in the acquisition of majority control of Nexans magnet wire operations in Europe by Superior Essex, and the parties expect to sign the definitive agreements in the coming days, which will be subject only to customary closing conditions.  Superior Essex initially disclosed that it had entered into a non-binding memorandum of understanding with Nexans with respect to such joint venture in its Form 8-K dated February 3, 2005.  It is contemplated that Superior Essex will hold a 60% interest and that Nexans will hold a 40% interest in the joint venture.  The creation of the joint venture is subject to execution of the definitive agreements and neither party shall have any liability with respect to the joint venture until such definitive agreements are signed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: July 21, 2005

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer